Exhibit 10.1

DOVER CORPORATION
2005 EQUITY AND CASH INCENTIVE PLAN
(Amended and Restated as of January 1, 2009)

A.  PURPOSE AND SCOPE OF THE PLAN

1. Purpose.  The 2005 Equity and Cash Incentive Plan (the “Plan”) is intended to promote the long-term success of Dover Corporation by providing salaried officers and other key employees of Dover Corporation and its subsidiaries, on whom major responsibility for the present and future success of Dover Corporation rests, with long-range and medium-range inducement to remain with the organization and to encourage them to increase their efforts to make Dover Corporation successful. The term “Corporation” shall mean Dover Corporation and any present or future corporation which is or would be a “subsidiary corporation” of Dover Corporation as defined in Section 424 of the Internal Revenue Code of 1986, as amended (the “Code”), unless the context requires otherwise.

2. Successor Plan.  The Plan is the successor to the 1995 Incentive Stock Option Plan and 1995 Cash Performance Program (the “Predecessor Plan”). No further grants of options, restricted stock or cash performance awards may be made under the Predecessor Plan after the Predecessor Plan expires on January 30, 2005. Options, restricted stock, and performance awards under the Predecessor Plan shall be administered pursuant to the provisions of the Predecessor Plan.

3. Administration.  The Plan shall be administered and interpreted by the Compensation Committee or such other Committee of the Board of Directors as the Board may designate if there is no Compensation Committee (the “Committee”), consisting of not less than three (3) persons appointed by the Board of Directors of Dover Corporation from among its members. A person may serve as a Committee member provided he or she shall comply in all respects with any qualifications required by law, including specifically being a “non-employee director” for purposes of the rules promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and an “outside director” for purposes of Section 162(m) of the Code and satisfying any other independence requirement under applicable law and regulations. The Committee will have sole and complete authority to administer all aspects of the Plan, including but not limited to: (a) determining the individuals eligible to receive stock options, SSARs (as defined in Paragraph 6), restricted stock, cash performance awards, and/or performance share awards under the Plan; (b) granting options, SSARs, restricted stock, cash performance awards, and performance share awards; (c) determining the number of shares to be subject to options and SSARs, and the amount of restricted stock, cash performance awards, and performance share awards to be granted to any such eligible individuals at any time or from time to time; (d) determining the terms and conditions under which option and SSAR grants, restricted stock awards, cash performance awards, and performance share awards will be made; and (e) determining whether objectives, conditions and performance targets for cash performance awards, performance share awards and, if applicable, other awards have been met. The Committee may, subject to the provisions of the Plan, from time to time establish such rules and regulations as it deems appropriate for the proper administration of the Plan. The Committee’s decisions shall be final, conclusive, and binding with respect to the interpretation and administration of the Plan and any grants or awards made thereunder. The Committee shall have the discretion to make awards under the Plan that are intended to meet the requirements of Section 162(m) of the Code as well as awards that are not intended to meet the requirements of Section 162(m) of the Code.

4. Eligibility.  Option and SSAR grants, restricted stock awards, cash performance awards, and performance share awards may be made to any employee of the Corporation who is a salaried officer or other key employee, including salaried officers who are also members of the Board of

Directors (hereinafter sometimes referred to as “participants”). The Committee shall select the participants eligible for, and determine the terms of, the grants and awards to each.

5. Shares Available for Grant.  An aggregate maximum of 20,000,000 shares of common stock of Dover Corporation (the “Common Stock”) will be reserved for issuance upon exercise of options to purchase Common Stock granted under the Plan, the exercise of SSARs granted under the Plan, and for awards of restricted stock, and performance share awards. This maximum number is subject to appropriate adjustment resulting from future stock splits, stock dividends, recapitalizations, reorganizations, and other similar changes to be computed in the same manner as that provided for in Paragraph 14 below. If any option or SSAR granted under the Plan expires, terminates, or is cancelled without having been exercised in full, or if any award of restricted stock or award of performance shares is forfeited or canceled for any reason, the number of shares underlying such unexercised option or SSAR and the number of forfeited or cancelled shares under such award will again be available under the Plan. However, the total original number of shares subject to any option, SSAR, award of restricted stock, or award of performance shares granted under the Plan that is exercised, vests or held until payout shall continue to be counted against the aggregate maximum number of shares reserved for issuance under the Plan, even if such grant is settled in whole or in part other than by the delivery of Common Stock to a participant (including any netting or withholding of any shares to satisfy tax withholding obligations).

B.  STOCK OPTION AND SSAR GRANTS

6. Stock Options and SSARs.  Options to purchase shares of Common Stock may be granted under the terms of the Plan and shall be designated as either “non-qualified” stock options or “incentive” stock options (“ISOs”) within the meaning of Section 422 of the Code. Stock appreciation rights that are settled upon exercise by the issuance of shares of Common Stock (“SSARs”) may be granted under the terms of the Plan. SSARs shall be granted separately from options and the exercise of an SSAR shall not be linked in any way to the exercise of an option and shall not affect any option award then outstanding. Stock option grants and SSARs shall contain such terms and conditions as the Committee may from time to time determine, subject to the following limitations:

(a) Exercise Price.  The price at which shares of Common Stock may be purchased upon exercise of an option shall be fixed by the Committee and may be equal to or more than (but not less than) the fair market value (as defined below) of a share of the Common Stock as of the date the option is granted.

(b) Base Price.  The base price of an SSAR shall be fixed by the Committee and may be equal to or more than (but not less than) the fair market value of a share of the Common Stock as of the date the SSAR is granted.

(c) Fair Market Value.  For purposes of the Plan, the fair market value of a share of Common Stock on the date the option or SSAR is granted shall be determined in good faith by the Committee on the basis of such considerations as the Committee deems appropriate from time to time, including, but not limited to, such factors as the closing price for a share of Common Stock on such day (or, if such day is not a trading day, on the next trading day) on the principal United States exchange on which the Common Stock then regularly trades (the “Exchange”), the average of the closing bid and asked prices for a share of Common Stock on the Exchange on the date the option or SSAR is granted by the Committee or the average of the high and low sales price of a share of Common Stock on the Exchange on the date the option or SSAR is granted by the Committee (“fair market value”). The Committee shall be authorized, in its discretion, to round up the fair market value of a share of Common Stock to the nearest whole number or quarterly fraction thereof.

(d) Term.  The term of each option or SSAR will be for such period as the Committee shall determine as set forth in the stock option or SSAR agreement, but in no event shall the term of an option or SSAR be greater than 10 years from the date of grant.

(e) Rights of Holder.  A recipient of stock options or SSARs shall have no rights as a shareholder with respect to any shares issuable or transferable upon exercise thereof until the date of issuance of such shares. Except as specifically set forth in Paragraph 14 below, no adjustment shall be made for dividends or other distributions of cash or other property on or with respect to shares of stock covered by options or SSARs paid or payable to holders of record prior to such issuance.

(f) Limits on Individuals.  The maximum number of shares of Common Stock covered by all options and SSARs granted to a single participant in any year may not exceed 600,000. The aggregate fair market value (determined on the date of grant) of Common Stock with respect to which a participant is granted ISOs (including ISOs granted under the Predecessor Plan) which first become exercisable during any given calendar year shall not exceed $100,000.

7. Exercise.  An option or SSAR granted under the Plan shall be exercisable during the term of the option or SSAR subject to such terms and conditions as the Committee shall determine and are specified in the stock option or SSAR agreement, not inconsistent with the terms of the Plan; provided, however, that except as set forth in Paragraphs 11, 14 and 41, no option or SSAR may be exercised prior to the third (3rd) anniversary of the date of its grant and any partial exercise of an option or SSAR shall be with respect to not fewer than 500 shares. In addition, the Committee may condition the exercise of an option or SSAR upon the attainment by the Corporation or any subsidiary or division or by the participant of any performance targets set by the Committee. The shares to be issued upon exercise of an option or SSAR will be either treasury or authorized and unissued stock, in the sole discretion of the Corporation.

(a) Option.  To exercise an option, the option holder must give written notice to the Corporation of the number of shares to be purchased accompanied by payment of the full purchase price of such shares as set forth in Paragraph 8. The date when the Corporation has actually received both such notice and payment shall be deemed the date of exercise of the option with respect to the shares being purchased and the shares shall be issued as soon as practicable thereafter.

(b) SSAR.  To exercise an SSAR, the SSAR holder must give written notice to the Corporation of the number of SSARs being exercised as provided in the SSAR agreement. No payment shall be required to exercise an SSAR. The date of actual receipt by the Corporation of such notice shall be deemed to be the date of exercise of the SSAR and the shares issued in settlement of such exercise therefor shall be issued as soon as practicable thereafter. Upon the exercise of an SSAR, the SSAR holder shall be entitled to receive from the Corporation for the SSARs being exercised that number of whole shares of Common Stock having a fair market value on the date of exercise of the SSAR equal in value to the excess of (A) the fair market value of a share of Common Stock on the exercise date multiplied by the number of SSARs being exercised over (B) the sum of (i) the aggregate base prices of the SSARs being exercised multiplied by the number of SSARs being exercised, plus (ii) unless the holder elects to pay such tax in cash, any amount of tax that must be withheld in connection with such exercise. For this purpose, the fair market value of a share of Common Stock on the date of exercise of a SSAR shall be the average of the high and low sales price of a share of Common Stock on the Exchange on the date a SSAR is exercised or if no sales have occurred on that date, such value will be the closing price per share on the next trading date following the exercise of the SSAR. Fractional shares of Common Stock shall be disregarded upon exercise of an SSAR unless otherwise determined by the Committee.

8. Payment of Exercise Price.  Payment of the option exercise price must be made in full at the time of exercise (a) by check made payable to the Corporation, (b) by transfer to the

Corporation of shares of Common Stock owned by the participant, or (c) with a combination of the foregoing. If payment is made by the transfer of shares, the shares of Common Stock to be transferred to the Corporation must have been owned by the option holder for such minimum period as may be required to prevent the Corporation from incurring an adverse accounting charge, the value per share of the shares so transferred to the Corporation to be credited toward the purchase price will be the average between the high and the low sales price per share of Common Stock on the Exchange on the date the option is exercised or, if no sales have occurred on that date, such value will be the closing price per share on the Exchange on the next trading day following the exercise of the option. The shares transferred to the Corporation will be added to the Corporation’s treasury shares or canceled and become authorized and unissued shares. Notwithstanding the foregoing, such shares will continue to be counted against the maximum number of shares for which options and SSARs may be granted to a participant pursuant to Section 6(f).

9. Transfers.  The options and SSARs granted under the Plan may not be sold, transferred, hypothecated, pledged, or otherwise disposed of by any of the holders except by will or by the laws of descent and distribution, or as otherwise provided herein. The option or SSARs of any person to acquire stock and all rights thereunder shall terminate immediately if the holder attempts to or does sell, assign, transfer, pledge, hypothecate or otherwise dispose of the option or SSAR or any rights thereunder to any other person except as permitted herein. Notwithstanding the foregoing, a participant may transfer any non-qualified stock option (but not ISOs or SSARs) granted under this Plan to members of the holder’s immediate family (defined as a spouse, children and/or grandchildren), or to one or more trusts for the benefit of such family members if the instrument evidencing such option expressly so provides and the option holder does not receive any consideration for the transfer; provided that any such transferred option shall continue to be subject to the same terms and conditions that were applicable to such option immediately prior to its transfer (except that such transferred option shall not be further transferred by the transferee during the transferee’s lifetime).

10. Registration.  The Corporation will stamp stock certificates delivered to the shareholder with an appropriate legend if the shares are not registered under the Securities Act of 1933, as amended (the “Securities Act”), or are otherwise not free to be transferred by the holder and will issue appropriate stop-order instructions to the transfer agent for the Common Stock, if and to the extent such stamping or instructions may then be required by the Securities Act or by any rule or regulation of the Securities and Exchange Commission issued pursuant to the Securities Act.

11. Effect of Death, or Disability or Retirement.  If an option or SSAR holder dies or becomes disabled while employed by the Corporation, all options or SSARs held by such holder shall become immediately exercisable and the holder or such holder’s estate or the legatees or distributees of such holder’s estate or of the options or SSARs, as the case may be, shall have the right, on or before the earlier of the respective expiration date of an option or SSAR or sixty (60) months following the date of such death or disability, to exercise any or all options or SSARs held by such holder as of such date of death or disability. If an option or SSAR holder retires at or after age 62, the holder shall have the right, on or before the earlier of the expiration date of the option or SSAR or sixty (60) months following the date of such retirement, to purchase shares under any options or SSARs which at retirement are, or within sixty (60) months following retirement become, exercisable.

If the employment of a holder of an option or SSAR terminates for any reason other than (i) the reasons specified above or (ii) termination for “cause” (as defined below), and one of the following sets of circumstances is applicable: (a) the holder has at least 10 years of service with the Corporation (including service with any subsidiary corporation of the Corporation while it is owned by the Corporation), the sum of the holder’s years of service plus his or her age on the date of such termination equals at least 65 and the holder satisfies the notice requirements set forth below (“Early Retirement I”), (b) the holder has at least 15 years of service with the Corporation (including service with any subsidiary corporation of the Corporation while is it owned by the

Corporation), the sum of the holder’s years of service plus his or her age on the date of such termination equals at least 70 and the holder satisfies the notice requirements set forth below (“Early Retirement II”), or (c) such holder’s employment with the Corporation terminates due to the sale of stock or assets of the subsidiary corporation (or line of business) by which the holder is employed and the holder is so employed in good standing by the subsidiary or line of business through the date of such sale (“Early Retirement III”) each of Early Retirement I, II and III from time to time being referred to herein as “Early Retirement”), the holder shall have the right (subject to the provisions of Paragraph 42 below), (x) in the event of Early Retirement I, on or before the earlier of the expiration date of the option or SSAR or twenty-four (24) months following the date of such Early Retirement, to exercise, and acquire shares under, any options or SSARs which at such termination are, or within twenty-four (24) months following such termination become, exercisable, (y) in the event of Early Retirement II, on or before the earlier of the expiration date of the option or SSAR or thirty-six (36) months following the date of such Early Retirement, to exercise, and acquire shares under, any options or SSARs which at such termination are, or within thirty-six (36) months following such termination become, exercisable, or (z) in the event of Early Retirement III, on or before the earlier of the expiration date of the option or SSAR or twelve (12) months following the date of such Early Retirement, to exercise, and acquire shares under, any options or SSARs which at such termination are, or within twelve (12) months following such termination become, exercisable. Notwithstanding the above, if a holder taking Early Retirement III would also qualify for Early Retirement I or II excluding the notice requirement, the holder shall be entitled to the benefits of Early Retirement I or II, as appropriate.

In order to be eligible for Early Retirement I or II, the holder must give six (6) months advance notice of retirement and must continue to be employed by the Corporation (or any subsidiary corporation provided such subsidiary corporation continues to be owned by the Corporation throughout the notice period) and perform his or her duties throughout such notice period. Failure to satisfy the notice requirement will render the holder ineligible for Early Retirement I or II notwithstanding the satisfaction by the holder of all other applicable requirements. Dover’s Chief Executive Officer shall have the authority to reduce or waive the required notice period.

12. Voluntary or Involuntary Termination.  If any option or SSAR holder’s employment with the Corporation is voluntarily or involuntarily terminated for any reason, other than for reasons or in circumstances specified above or for “cause” (as defined below), the holder shall have the right at any time on or before the earlier of the expiration date of the option or SSAR or three (3) months following the effective date of such termination of employment, to exercise, and acquire shares under, any options or SSARs which at such termination are exercisable.

13. Termination for Cause.  If an option or SSAR holder’s employment with the Corporation is terminated for cause (defined as (a) a felony conviction of the holder; (b) the commission by the holder of an act of fraud or embezzlement against the Corporation; or (c) the holder’s willful misconduct or gross negligence materially detrimental to the Corporation), the option or SSAR shall be canceled and the holder shall have no further rights to exercise any such option or SSAR and all of such holder’s rights thereunder shall terminate as of the effective date of termination of employment.

14. Effect of Stock Dividends, Merger, Recapitalization or Reorganization or Similar Events.  If any Common Stock dividend is paid by the Corporation, if any non-cash distribution is made by the Corporation as respects its Common Stock, if the shares of Common Stock are split or reclassified, if the Corporation should be reorganized or consolidated or merged with or into another corporation, or if all or substantially all the assets of the Corporation are transferred to any other corporation in a reorganization, each option or SSAR holder shall be entitled, upon exercise of such holder’s option or SSAR, to receive for the same aggregate exercise price in the case of an option, or upon exercise of the SSAR, the same number and kind of shares of stock (to the nearest whole number) as he or she would have been entitled to receive upon the happening of such stock dividend, distribution, stock split, reclassification, reorganization, consolidation, merger or transfer, if he or she had been, immediately prior to such event, the holder of such shares. Outstanding options and SSARs shall be appropriately amended as to exercise price or base price and other terms in a manner consistent with the aforementioned adjustment to the shares of Common Stock subject to the Plan. The adjustments to be made pursuant to this Paragraph 14 shall meet the requirements of Section 409A of the Code and the regulations thereunder. The Board of Directors shall have the power, in the event of any disposition of substantially all of the assets of the Corporation, its dissolution, any merger or consolidation, or the merger or consolidation of any other corporation into the Corporation, to amend all outstanding options and SSARs to permit their exercise prior to the effectiveness of any such transaction and to terminate such options or SSARs as of such effectiveness. If the Board of Directors shall exercise such power, all options and SSARs outstanding shall be deemed to have been amended to permit the exercise thereof in whole or in part by the holder at any time or from time to time as determined by the Board of Directors prior to the effectiveness of such transaction and such options and SSARs shall be deemed to terminate upon such effectiveness.

15. Change in Control.  Options and SSARs and grantees of options and SSARs shall be subject to the terms of Paragraph 41 below related to a change in control of the Corporation.

C.  RESTRICTED STOCK AWARDS

16. Grant.  Subject to the provisions and as part of the Plan, the Committee shall have the discretion and authority to award to persons eligible to participate in the Plan shares of Common Stock which are subject to specified forfeiture restrictions during a specified restriction period and subject to the other applicable terms of the Plan (“restricted stock”). Subject to the provisions of the Plan, awards of restricted stock shall contain such terms and conditions as the Committee may determine at the time of award; provided, however, in no event shall the aggregate number of shares of restricted stock awarded under the Plan plus the aggregate number of performance shares awarded under the Plan exceed ten percent (10%) of the total number of shares reserved for issuance under the Plan in accordance with Paragraph 5 hereof. The maximum number of shares of Common Stock that may be paid to a single participant in any year as restricted stock may not exceed 600,000. The Committee may condition the vesting of restricted stock awards upon the attainment of performance targets established by the Committee as provided in paragraphs 33-36 below.

17. Term of Restriction Period.  The Committee may adopt such vesting schedules, not less than one (1) year and not longer than five (5) years from the date of the award, as it may deem appropriate with respect to awards of restricted stock and may condition the lapse of the restrictions applicable to an award upon the attainment by the Corporation or any subsidiary or division or by the participant of any performance targets set by the Committee as provided in paragraphs 33-36 below.

18. Issuance of Shares.  Certificates issued for restricted stock shall be registered in the name of the participant and deposited by the participant with the Secretary of the Corporation, together with a stock power endorsed in blank. Upon lapse of the applicable restriction period and/or attainment of any applicable performance targets and/or satisfaction of any other restrictions, the Corporation shall deliver such shares of stock to the participant. In the event that the shares of restricted stock are forfeited, such shares automatically shall be transferred back to the Corporation. The Corporation will stamp any stock certificates delivered to the participant with an appropriate legend if the shares are not registered under the Securities Act, or are otherwise not free to be transferred by the participant and will issue appropriate stop-order instructions to the transfer agent for the Common Stock, if and to the extent such stamping or instructions may then be required by the Securities Act or by any rule or regulation of the Securities and Exchange Commission issued pursuant to the Securities Act.

19. Dividends and Voting Rights.  In the discretion of the Committee, dividends which become payable with respect to restricted stock during the restriction period may be reinvested in additional shares of restricted stock for the account of the award recipient, or accumulated for later distribution to vested participants (in each case, such amounts shall be payable upon fixed dates or events in accordance with the requirements of Section 409A of the Code), or distributed to the award recipient as paid. An employee who receives an award of restricted stock may also, in the discretion of the Committee, be entitled, during the restriction period, to exercise voting rights with respect to such restricted stock.

20. Nontransferability.  Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered and shall not be subject to execution, attachment, garnishment or other similar legal process, except as otherwise provided in the applicable award agreement. Upon any attempt to sell, transfer, assign, pledge, or otherwise encumber or dispose of the restricted stock contrary to the provisions of the award agreement or the Plan, the restricted stock shall immediately be forfeited to the Corporation.

21. Termination of Employment.  In the case of a participant’s disability, death, termination of employment by the Corporation other than for cause (as defined in Paragraph 13 above) or special circumstances, as determined by the Committee, any purely temporal restrictions remaining with respect to shares of restricted stock as of the date of such disability, death or termination of employment shall lapse and, if any performance targets are applicable, the shares of restricted stock shall continue to vest as if the participant’s employment had not terminated until the prescribed time for determining attainment of performance targets has passed and the appropriate determination of attainment of performance targets has been made. If the participant’s employment with the Corporation is terminated as a result of (a) the retirement of the participant at or after age 62, or (b) an Early Retirement, subject to the provisions of Paragraph 42 below in the case of Early Retirement, then, in either such case, the shares of restricted stock shall continue to vest as if the participant’s employment had not terminated until such time as the remaining temporal restrictions lapse and, if any performance targets are applicable, the prescribed time for determining attainment of performance targets has passed and the appropriate determination of attainment of performance targets has been made. If a participant’s employment with the Corporation is voluntarily or involuntarily terminated for any other reason during the restriction period, the shares of restricted stock shall be forfeited. Except as provided in paragraph 35, payment of restricted stock that is subject to performance targets shall be subject to satisfaction of applicable performance targets and certification by the Committee of the attainment of such targets and the amount of the payment.

22. Effect of Stock Dividends, Merger, Recapitalization or Reorganization or Similar Events.  In the event of a stock dividend, merger, recapitalization, reorganization, or other transaction described in Paragraph 14 above, the terms and conditions of the restricted stock awards shall be adjusted in a manner consistent with adjustments made to options granted under the Plan.

23. Change in Control.  Awards of restricted stock and participants who are awarded restricted stock shall be subject to the terms of Paragraph 41 below.

24. Cancellation.  The Committee may at any time, with due consideration to the effect on the holder of Section 409A of the Code, require the cancellation of any award of restricted stock in consideration of a cash payment or alternative award under the Plan equal to the fair market value of the cancelled award of restricted stock.

D.  CASH PERFORMANCE AWARDS

25. Awards and Period of Contingency.   The Committee may, concurrently with, or independently of, the granting of an option, SSAR or other award under the Plan, in its sole discretion, grant to a participant the opportunity to earn a cash performance payment, conditional upon the satisfaction of objective pre-established performance targets with respect to performance criteria as set forth in paragraphs 33-36 below. The performance period shall be not less than three

(3) fiscal years of the Corporation, including the year in which the award is made. The Corporation shall make a payment in respect of any award only if the Committee shall have certified that the applicable performance targets have been satisfied for a performance period. The aggregate maximum cash payout for any business unit within the Corporation or the Corporation as a whole shall not exceed a fixed percentage of the value created at the relevant business unit during the performance period, determined using such criteria as may be specified by the Committee, such percentages and dollar amounts to be determined by the Committee annually when performance targets and performance criteria are established. In no event shall a participant receive a payment in respect of a performance period that exceeds $5,000,000. Cash performance awards shall be paid within two and one-half months following the year in which the relevant performance period ends.

26. Effect of Death, Disability, or Early Retirement.  If a participant in the Plan holding a cash performance award dies or becomes disabled while employed by the Corporation, then, the participant (or the participant’s estate or the legatees or distributees of the participant’s estate, as the case may be) shall be entitled to receive on the payment date the cash payment which the participant would have earned had the participant then been an employee of the Corporation, multiplied by a fraction, the numerator of which is the number of months the participant was employed by the Corporation during the performance measurement period and the denominator of which is the number of months of the performance measurement period (treating fractional months as whole months in each case). Except as provided in paragraph 35, such payment shall be subject to satisfaction of the applicable performance targets and certification by the Committee of the attainment of such performance targets.

If the participant in the Plan is the subject of Early Retirement I or Early Retirement II (as defined in Paragraph 11) and on the date of such Early Retirement the participant holds one or more outstanding cash performance awards, the Committee, or if the Committee delegates to the Corporation’s Chief Executive Officer such authority, the Corporation’s Chief Executive Officer, shall determine in its sole discretion whether the participant is eligible to receive any payment and, if so, the amount thereof, in which event such payment shall be made on the date or dates following the date of the participant’s Early Retirement on which the Corporation pays cash performance awards for the performance measurement period relating to any such outstanding cash performance award held by such participant. Any such payment to a participant shall be subject to the satisfaction of the applicable performance targets, certification by the Committee of the satisfaction of such performance targets and determination of the amount of the payment by the Committee, and the provisions of Paragraph 42 below, and may not exceed the amount that the participant would have been entitled to receive had the participant been an employee of the Corporation on such payment date. Except as provided in this Paragraph 26, if the participant is the subject of Early Retirement I or II, all cash performance awards held by such participant shall be canceled and all of the participant’s awards thereunder shall terminate as of the effective date of such Early Retirement. If the participant in the Plan is the subject of Early Retirement III, all cash performance awards held by such participant shall be cancelled and all of the participant’s rights thereunder shall terminate as of the effective date of such Early Retirement.

27. Effect of Normal Retirement.  If, before the date of payment, the participant retires on or after age 62, the participant shall be entitled to receive on the payment date the same amount of cash which the participant would have earned had such participant been an employee of the Corporation as of such date, subject to the satisfaction of the applicable performance targets and certification by the Committee of the attainment of such performance targets and the amount of the payment.

28. Effect of Other Terminations of Employment.

(a) General Termination.  If a participant’s employment with the Corporation is terminated for any other reason, whether voluntary, involuntary, or for cause (as defined as Paragraph 13 above), other than those described in Paragraphs 26 or 27 above or in

Paragraph 28(b) below, then his or her outstanding cash performance awards shall be canceled and all of the participant’s rights under any such award shall terminate as of the effective date of the termination of such employment.

(b) Pre-Payment Termination.  If, after the end of a performance measurement period and before the date of payment of any final award, a participant’s employment is terminated, whether voluntarily or involuntarily for any reason other than for cause (as defined in Paragraph 13 above), the participant shall be entitled to receive on the payment date the cash payment which the participant would have earned had the participant continued to be an employee of the Corporation as of the payment date, subject to the satisfaction of the applicable performance targets and certification by the Committee of the attainment of such performance targets and the amount of the payment.

(c) Change in Control.  The treatment of any performance targets and each participant who is granted a cash performance award shall be subject to the terms of Paragraph 41 below.

E.  PERFORMANCE SHARE AWARDS

29. Awards and Period of Contingency.  The Committee may, concurrently with, or independently of, any other award under the Plan, in its sole discretion, grant to a participant the opportunity to receive shares of Common Stock (with or without payment or other consideration therefor), conditional upon the satisfaction of pre-established performance targets with respect to specified performance criteria as set forth in paragraphs 33-36 below (“performance shares”) during a performance period of not less than three (3) fiscal years of the Corporation, including the year in which the conditional award is made. Any such grant may set a specific number of performance shares that may be earned, or a range of performance shares that may be earned, depending on the degree of achievement of performance targets pre-established by the Committee. In no event shall the aggregate number of performance shares awarded under the Plan plus the aggregate number of shares of restricted stock awarded under the Plan exceed ten percent (10%) of the total number of shares reserved for issuance under the Plan in accordance with Paragraph 5 hereof. The maximum number of shares of Common Stock that may be paid to a single participant as payment for a performance share award for any performance period shall not exceed 600,000 shares. Performance share awards shall be paid within two and one-half months following the year in which the relevant performance period ends. The Corporation shall issue Common Stock in payment of performance share awards only if the Committee shall have certified that the applicable performance targets have been satisfied. Unless the participant shall have elected and made arrangements to pay such tax in cash, the Corporation shall be permitted to withhold from the payment of performance shares such number of shares (or any cash), to the extent permitted by law, as the Corporation shall determine to be necessary to pay any amount of federal, state, local and foreign tax that must be withheld in connection with such payment. No fractional shares of Common Stock shall be issued in payment of a performance share award. Prior to the issuance of shares of Common Stock, a participant shall not be the legal or beneficial owner of shares subject to a performance share award and shall not have any voting rights or rights to distributions with respect to such shares, provided that the Committee may specify that the participant is entitled to receive distributions that have a record date on or after the date of certification by the Committee but before the shares are issued. Grants with respect to performance shares under the Plan may not be sold, transferred, hypothecated, pledged, or otherwise disposed of by any holder except by will or by the laws of descent and distribution, or as otherwise provided herein. All rights with respect to such grants shall terminate immediately if the holder attempts to or does sell, assign, transfer, pledge, hypothecate or otherwise dispose of any such rights to any other person except as permitted herein. In the event of a stock dividend, merger, recapitalization, reorganization, or other transaction described in Paragraph 14 above, the terms and conditions of performance share awards shall be adjusted in a manner consistent with adjustments made to options granted under the Plan.

30. Effect of Death, Disability, or Early Retirement.  If a participant in the Plan holding a performance share award dies or becomes disabled while employed by the Corporation, then the participant (or the participant’s estate or the legatees or distributes of the participant’s estate, as the case may be) shall be entitled to receive on the payment date that number of shares of Common Stock which the participant would have earned had the participant then been an employee of the Corporation, multiplied by a fraction, the numerator of which is the number of months the participant was employed by the Corporation during the performance measurement period and the denominator of which is the number of months of the performance measurement period (treating fractional months as whole months in each case). Except as provided in paragraph 35, such payment shall be subject to satisfaction of the applicable performance targets and certification by the Committee of the attainment of such performance targets and the amount of payment.

If the participant in the Plan is the subject of Early Retirement I or Early Retirement II (as defined in Paragraph 11) and on the date of such Early Retirement the participant holds one or more outstanding performance share awards, the Committee, or if the Committee delegates to the Corporation’s Chief Executive Officer such authority, the Corporation’s Chief Executive Officer, shall determine in its sole discretion whether the participant shall receive any payment and, if so, the amount thereof, in which event such payment shall be made on the date or dates following the date of the participant’s Early Retirement on which the Corporation pays performance share awards for the performance measurement period relating to any such outstanding performance share award held by such participant. Any such payment to the participant shall be subject to the satisfaction of the applicable performance targets, and certification by the Committee of such satisfaction and determination by the Committee of the amount of payment, shall be subject to the provisions of Paragraph 42 below, and may not exceed the number of shares that the participant would have been entitled to receive had the participant been an employee of the Corporation on such payment date. Except as provided in this Paragraph 30, if the participant is the subject of Early Retirement I or II, all performance share awards held by such participant shall be canceled, and all of the participant’s awards thereunder shall terminate as of the effective date of such Early Retirement. If the participant in the Plan is the subject of Early Retirement III, all performance share awards held by such participant shall be cancelled and all of the participant’s rights thereunder shall terminate as of the effective date of such Early Retirement.

31. Effect of Normal Retirement.  If, before the date of payment of a performance share award, the participant retires on or after age 62, the participant shall be entitled to receive on the payment date the same number of shares which the participant would have earned had such participant then been an employee of the Corporation as of such date, subject to the satisfaction of the applicable performance targets and certification by the Committee of the attainment of such performance targets and the amount of the payment.

32. Effect of Other Terminations of Employment.

(a) General Termination.  If a participant’s employment with the Corporation is terminated for any reason, whether voluntary, involuntary, or for cause (as defined as Paragraph 13 above), other than those described in Paragraphs 30 or 31 above or in Paragraph 32(b) below, then his or her outstanding performance share awards shall be canceled and all of the participant’s rights under any such award shall terminate as of the effective date of the termination of such employment.

(b) Pre-Payment Termination.  If, after the end of a performance measurement period and before the date of payment of any final award, a participant’s employment is terminated, whether voluntarily or involuntarily for any reason other than for cause (as defined in Paragraph 13 above), the participant shall be entitled to receive on the payment date the payment which the participant would have earned had the participant continued to be an employee of the Corporation as of the payment date, subject to the satisfaction of the applicable performance targets and certification by the Committee of the attainment of such performance targets and the amount of the payment.

(c) Change in Control.  The treatment of any performance targets and each participant who is granted a performance share award shall be subject to the terms of Paragraph 41 below. In the event of a change in control, the Committee shall have the discretion to pay a performance share award by delivery to a participant of shares of Common Stock or cash equal to the fair market value on the last business day immediately prior to the change in control of the number of shares of Common Stock to which the participant is entitled, or any combination thereof.

F.  PERFORMANCE CRITERIA

33. Establishment of Performance Targets.  The Committee may, in its sole discretion, grant an award under the Plan conditional upon the satisfaction of objective pre-established performance targets based on specified performance criteria during a performance period. The performance period for cash performance awards and performance shares shall be not less than three (3) full fiscal years of the Corporation, including the year in which an award is made and may be shorter in the case of other awards but not less than one full fiscal year. Any performance targets established by the Committee shall include one or more objective formulas or standards for determining the amount of the performance award payable to a participant if the targets are satisfied in whole or in part. The performance targets may be fixed by the Committee for the Corporation as a whole or for a subsidiary, division, or business unit, depending on the Committee’s judgment as to what is appropriate, and shall be set by the Committee not later than the earlier of the 90th day after the commencement of the period of services to which the performance payment relates or by the time 25% of such period of services has elapsed, in either case, provided that the outcome of the targets is substantially uncertain at the time the targets are established. The performance targets with respect to a performance period need not be the same for all participants.

34. Performance Criteria.  Performance targets shall be based on at least one or more of the following performance criteria which the Committee deems appropriate, as they apply to the Corporation as a whole or to a subsidiary, a division, or business unit: (a) earnings before interest, taxes, depreciation and amortization, (b) cash flow, (c) earnings per share, (d) operating earnings, (e) return on equity, (f) return on investment, (g) total shareholder return or internal total shareholder return, (h) net earnings, (i) sales or revenue, (j) expense targets, (k) targets with respect to the value of common stock, (l) margins, (m) pre-tax or after-tax net income, (n) market penetration, (o) geographic goals, (p) business expansion goals, or (q) goals based on operational efficiency.

35. Approval and Certification.  Promptly after the close of a performance period, the Committee shall certify in writing if the performance targets have been met and determine the amount of awards payable to participants. The Committee shall have the discretion to approve proportional or adjusted awards under the Plan to address situations where participants join the Corporation, or transfer or are promoted within the Corporation, during a performance period, but only to the extent that such discretion would not cause an award intended to qualify as “qualified performance based compensation” to fail to so qualify. The Committee may, in its sole discretion, elect to make a payment to a disabled participant or to the participant’s estate (or to legatees or distributees, as the case may be, of the participant’s estate) in the case of death or upon a change in control as provided in Paragraph 41 below, without regard to actual attainment of the performance targets (or the Committee’s certification thereof), but only to the extent that such discretion would not cause an award intended to qualify as “qualified performance based compensation” to fail to so qualify.

36. Committee Discretion.

(a) The Committee shall have the discretion to decrease the amount payable under any award made under the Plan upon attainment of a performance target. The Committee shall also have the discretion to decrease or increase the amount payable upon attainment of the performance target to take into account the effect on an award of any unusual, non-recurring circumstance, extraordinary items or change in accounting methods, but only to the extent that such discretion would not cause an award intended to qualify as “qualified performance based compensation” to fail to so qualify.

(b) Except as provided in paragraph 36(a), (i) the Committee shall make a payment in respect of an award intended to qualify as “qualified performance-based compensation” under Section 162(m) only if the Committee shall have certified in writing that the applicable performance targets have been satisfied, and (ii) the Committee shall not increase the amount payable to a covered employee under any award intended to meet the requirements of Section 162(m) of the Code. The exercise of discretion by the Committee to decrease any award payable to a participant shall not result in an increase in the amount payable to a covered employee under any award intended to meet the requirements of Section 162(m) of the Code.

G.  GENERAL PROVISIONS

37. Legal Compliance.  It is the intent of the Corporation that the Plan comply in all respects with applicable provisions of the Exchange Act, including Section 16 and Rule 16b-3, so that any grant or award of options, SSARs, restricted stock or performance shares to, or other transaction by, a participant who is subject to the reporting requirements of Section 16(a) of the Exchange Act shall not result in short-swing profits liability under Section 16(b) (except for any transaction exempted under alternative Exchange Act rules or intended by such participant to be a non-exempt transaction). If it is the intent of the Corporation that any compensation income realized in connection with any grant or award under the Plan constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and the Treasury regulations issued thereunder, the Corporation does not intend to be subject to the limitations of Section 162(m) of the Code. Accordingly, if any provision of the Plan or any agreement relating to any grant or award under the Plan does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction so that such a participant would be subject to Section 16(b) liability (except for any transaction exempted under alternative Exchange Act rules or intended by such participant to be a non-exempt transaction), or if any provision of the Plan or any agreement relating to any grant or award under the Plan would limit, under Section 162(m) of the Code, the amount of compensation income that the Corporation would otherwise be entitled to deduct, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, or to eliminate such deductibility limitation, and the participant shall be deemed to have consented to such construction or amendment.

38. Withholding Taxes.  The Corporation shall make arrangements for the collection of any Federal, State, or local taxes of any kind required to be withheld with respect to any transactions effected under the Plan. The obligations of the Corporation under the Plan shall be conditional on satisfaction of such obligations and the Corporation, to the extent permitted by law, shall have the right to deduct from any payment of any kind otherwise due to or with respect to a participant, the minimum amount of such taxes as may be determined by the Corporation to be required to be withheld by law. The Corporation may, in its discretion, elect to withhold shares from delivery to a participant upon exercise or payment of an award, or require that all or a portion of such shares be sold, to satisfy the Corporation’s withholding obligations under the Plan. A participant shall be solely responsible for any tax or other amounts payable with respect to amounts included in participant’s income under Section 409A of the Code in respect of awards received under the Plan, including penalties or interest.

39. Effect of Recapitalization or Reorganization.  The obligations of the Corporation with respect to any grant or award under the Plan shall be binding upon the Corporation, its successors or assigns, including any successor or resulting company either in liquidation or merger of the Corporation into another company owning all the outstanding voting stock of the Corporation or in any other transaction whether by merger, consolidation or otherwise under which such succeeding or resulting company acquires all or substantially all the assets of the Corporation and assumes all or substantially all its obligations, unless options or SSARs are terminated in accordance with Paragraph 14.

40. Employment Rights and Obligations.  Neither the making of any grant or award under the Plan, nor the provisions related to a change in control of the Corporation (as defined below) or a Person (as defined below) seeking to effect a change in control of the Corporation, shall alter or otherwise affect the rights of the Corporation to change any and all the terms and conditions of employment of any participant including, but not limited to, the right to terminate such participant’s employment.

41. Change in Control.  Each participant, upon acceptance of a grant or award under the Plan, and as a condition to such grant or award, shall be deemed to have agreed that, in the event any Person begins a tender or exchange offer, circulates a proxy to shareholders, or takes other steps seeking to effect a change in control of the Corporation (as defined below), such participant will not voluntarily terminate his or her employment with the Corporation or with a direct or indirect subsidiary of the Corporation, as the case may be, and, unless terminated by the Corporation or such subsidiary, will continue to render services to the Corporation or such subsidiary until such Person has abandoned, terminated or succeeded in such efforts to effect a change in control.

(a) In the event of a change in control,

(i) all options and SSARs to purchase or acquire shares of common stock of the Corporation shall immediately vest and become exercisable in accordance with the terms of the appropriate stock option or SSAR agreement;

(ii) all outstanding restrictions, including any performance targets, with respect to any restricted stock shall immediately expire and be deemed to have been satisfied;

(iii) with respect to cash performance award and performance share awards:

(A) all cash performance awards and performance share awards outstanding shall immediately vest and become immediately due and payable;

(B) the performance measurement period of all cash performance awards and performance share awards outstanding shall terminate on the last day of the month prior to the month in which the change in control occurs;

(C) the participant shall be entitled to a cash or stock payment the amount of which shall be determined in accordance with the terms and conditions of the Plan and the appropriate cash performance award agreement and performance share award agreement, which amount shall be multiplied by a fraction, the numerator of which is the number of months in the performance measurement period which has passed prior to the change in control (as determined in accordance with clause (iii)(B) above) and the denominator of which is the total number of months in the original performance measurement period; and

(D) the Continuing Directors (as defined in Article Fourteenth of the Corporation’s Certificate of Incorporation) shall promptly determine whether the participant is entitled to any performance award or performance share award, and any performance award payable shall be paid to the participant promptly but in no event more than five (5) days after a change in control;

(iv) the Continuing Directors shall have the sole and complete authority and discretion to decide any questions concerning the application, interpretation or scope of any of the terms and conditions of any grant, award or participation under the Plan, and their decisions shall be binding and conclusive upon all interested parties; and

(v) other than as set forth above, the terms and conditions of all grants and awards shall remain unchanged.

(b) A “change in control” shall be deemed to have taken place upon the occurrence of any of the following events (capitalized terms are defined below):

(i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation (not including in the securities beneficially owned by such Person any securities acquired directly from the Corporation or its Affiliates) representing 20% or more of either the then outstanding shares of common stock of the Corporation or the combined voting power of the Corporation’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below; or

(ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on January 1, 2006, constituted the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Corporation) whose appointment or election by the Board or nomination for election by the Corporation’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors in office at the time of such approval or recommendation who either were directors on January 1, 2006 or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii) there is consummated a merger or consolidation of the Corporation or any direct or indirect subsidiary of the Corporation with any other corporation, other than (A) any such merger or consolidation after the consummation of which the voting securities of the Corporation outstanding immediately prior to such merger or consolidation continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the voting securities of the Corporation or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) any such merger or consolidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Corporation or its Affiliates) representing 20% or more of either the then outstanding shares of common stock of the Corporation or the combined voting power of the Corporation’s then outstanding securities; or

(iv) the shareholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or there is consummated an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation’s assets, other than a sale or disposition by the Corporation of all or substantially all of the Corporation’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by shareholders of the Corporation in substantially the same proportions as their ownership of the Corporation immediately prior to such transaction or series of transactions.

(v) Notwithstanding the foregoing, with respect to a cash performance award, performance share award, or any other award that is determined to be deferred compensation subject to the requirements of Section 409A of the Code, the Corporation will not be deemed to have undergone a change in control for the purposes of this Plan and with respect to any and all clauses of this Paragraph 41, unless the Corporation is deemed to have undergone a change in the ownership or effective control of the

Corporation or in the ownership of a substantial portion of the assets of the Corporation (as such terms are defined in Section 409A of the Code and the Treasury regulations issued thereunder).

(c) For purposes of this Paragraph 41, the following terms shall have the meanings indicated:

(i) “Affiliate” shall have the meaning set forth in Rule 12b-2 under Section 12 of the Exchange Act.

(ii) “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act, except that a Person shall not be deemed to be the Beneficial Owner of any securities which are properly filed on a Form 13-F.

(iii) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(iv) “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Corporation or any of its Affiliates, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the shareholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation.

42. Non-compete.

(a) Any Early Retirement taken by any participant and the benefits thereof, as contemplated in Paragraphs 11, 21, 26 and 30, unless such benefits are waived in writing by the participant, shall be subject to the provisions of this Paragraph 42. Any participant who is the beneficiary of any such Early Retirement shall be deemed to have expressly agreed not to compete with the Corporation or any subsidiary of the Corporation at which such participant was employed at any time in the three (3) years immediately prior to termination of employment, as the case may be, in the geographic area in which the Corporation or such subsidiary actively carried on business at the end of the participant’s employment there, for the period with respect to which such Early Retirement affords the participant enhanced benefits, which period shall be, (a) with respect to stock options or SSARs, the additional period allowed the participant for the vesting and exercise of options or SSARs outstanding at termination of employment, (b) with respect to restricted stock, the period remaining after the participant’s termination of employment until the end of the original restriction period for such restricted stock, and (c) with respect to cash performance awards and performance shares granted under the Plan, the period until the payment date following the end of the last applicable performance period.

(b) In the event that a participant shall fail to comply with the provisions of this Paragraph 42, the Early Retirement shall be automatically rescinded and the participant shall forfeit the enhanced benefits referred to above and shall return to the Corporation the economic value theretofore realized by reason of such benefits as determined by the Committee. If the provisions of this Paragraph 42 or the corresponding provisions of a stock option, SSAR, restricted stock award, cash performance award agreement, or performance share award shall be unenforceable as to any participant, the Committee may rescind the benefits of any such Early Retirement with respect to such participant.

(c) If any provision of this Paragraph 42, or the corresponding provisions of a stock option, SSAR, restricted stock award, cash performance award agreement, or performance share award is determined by a court to be unenforceable because of its scope in terms of geographic area or duration in time or otherwise, the Corporation and the participant agree that the court making such determination is specifically authorized to reduce the duration and/or geographical area and/or other scope of such provision and, in its reduced form, such provision shall then be enforceable; and in every case the remainder of this Paragraph 42, or the corresponding provisions of a stock option, SSAR, restricted stock award, cash performance award agreement, or performance share award shall not be affected thereby and shall remain valid and enforceable, as if such affected provision were not contained herein or therein.

43. Interpretation.  The Committee shall have the sole and complete authority and discretion to decide any questions concerning the application, interpretation or scope of any of the terms and conditions of the Plan, stock option, SSAR, restricted stock award, cash performance award agreement, or performance share award entered into pursuant to the Plan, and its decisions shall be binding and conclusive upon all interested parties. Reference to any statute or regulation in the Plan shall mean such statute or regulation in effect from time to time and shall include any successor statute or regulation. For purposes of the Plan, the term “disability” or “disabled” shall have the meaning contained in Section 409A(a)(2) of the Code and the regulations promulgated thereunder. The Corporation reserves the right to make incentive or equity awards to Participants under other plans maintained by the Company or otherwise as determined by the Company in its sole discretion, which other plans or arrangements need not be intended to meet the requirements of Section 162(m) of the Code.

44. Amendment.  Except as expressly provided in the next sentence, the Board of Directors may amend the Plan in any manner it deems necessary or appropriate (including any of the terms, conditions or definitions contained herein), or terminate the Plan at any time prior to January 31, 2015; provided, however, that any such termination will not affect the validity of any grants or awards previously made under the Plan, as the case may be. Without the approval of the Corporation’s shareholders, the Board of Directors cannot: (a) increase the maximum number of shares covered by the Plan or change the class of employees eligible to receive any grants or awards; (b) reduce the exercise price of any option or base price of a SSAR below the fair market value of the Common Stock on the date of the option or SSAR grant; (c) extend beyond 120 months from the date of the grant the period within which an option or SSAR may be exercised; or (d) make any other amendment to the Plan that would constitute a modification, revision or amendment requiring shareholder approval pursuant to any applicable law or regulation or rule of the Exchange.

45. Effective Date and Termination Date of Plan.  The Plan became effective on February 1, 2005, and will terminate on January 31, 2015, provided that no ISOs shall be granted under the Plan after February 11, 2014. No non-qualified stock options, SSARs, restricted stock, cash performance awards, or performance share awards shall be granted after January 31, 2015. The amendments to the Plan adopted November 3, 2005 and February 2, 2006 became effective January 1, 2006. The Plan was further amended effective January 1, 2009 to comply with the provisions of Sections 409A and 162(m) of the Code and applicable guidance issued by the Treasury Department and the Internal Revenue Service. The Plan is further amended effective January 1, 2009, subject to approval by the shareholders at the May 7, 2009 shareholders meeting.

46. Foreign Jurisdictions.  The Committee may adopt, amend, and terminate such arrangements, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to make available tax or other benefits of the laws of foreign jurisdictions to participants who are subject to such laws.

47. Governing Law.  The Plan and all grants, options, SSARs, awards and payments made hereunder shall be governed by and interpreted in accordance with the laws of the State of New York.

48. Special Rules for Specified Employees.  Notwithstanding any provision of the Plan to the contrary, upon the participant’s termination of employment for any reason other than death, if the Corporation determines that the participant is a “specified employee” (as determined by the Board or by such committee or other body as the Board shall delegate) and that an award constitutes

“nonqualified deferred compensation” within the meaning of Section 409A, any payment of such award due within the six-month period after the participant’s termination of employment shall be made at the beginning of the seventh month following the date of termination of employment. The provisions of this Paragraph 48 shall only apply if required to comply with Section 409A of the Code. For the period from January 1, 2005 to December 31, 2008, the Plan was administered in good faith compliance with Section 409A of the Code and applicable guidelines issued by the Treasury Department and the Internal Revenue Service.